1,250,000 Shares

OYO Geospace Corporation

Common Stock

($.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

August 8, 2005

RBC Capital Markets Corporation

Simmons & Company International

c/o RBC Capital Markets

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

OYO Corporation U.S.A., a Texas corporation (the "Selling Stockholder"), proposes to sell to RBC Capital Markets Corporation and Simmons & Company International (together, the "Underwriters") an aggregate of 1,250,000 shares of Common Stock, $.01 par value (the "Firm Shares"), of OYO Geospace Corporation, a Delaware corporation (the "Company"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Selling Stockholder also proposes to sell at the Underwriters' option an aggregate of up to 150,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

You have advised the Company and the Selling Stockholder that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

    Representations and Warranties Relating to the Company.

    Each of the Company and the Selling Stockholder, jointly and severally, represents and warrants to each of the Underwriters as follows:

        A registration statement on Form S-3 (File No. 333-124314) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the base prospectus (meeting the requirements of the Rules and Regulations) contained therein, the exhibits, financial statements and schedules, as finally amended and revised, and the preliminary prospectus supplement (meeting the requirements of the Rules and Regulations) have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include any documents incorporated by reference therein which were filed on or before the effective date thereof and all information omitted therefrom in reliance upon Rule 430A, if applicable, and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the final prospectus supplement filed with the Commission pursuant to Rule 424(b) together with the base prospectus and any documents incorporated by reference therein which were filed on or before the issue date thereof. The preliminary prospectus supplement to the base prospectus used prior to the filing of the Prospectus, together with the base prospectus included in the Registration Statement prior to the time it becomes effective and any documents incorporated by reference therein which were filed on or before the issue date thereof and is herein referred to as the "Preliminary Prospectus." Any reference herein to an amendment or supplement with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein which are filed after the effective date of the Registration Statement or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be.

        The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, in all material respects, and the Prospectus and any amendments or supplements thereto will contain in all material respects all statements which are required to be stated therein by, and will conform, in all material respects, to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, specifically for use in the preparation thereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are accurately summarized in all material respects.

        This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

        The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company, as listed on Exhibit A hereto (collectively, the "Subsidiaries"), has been duly organized and is validly existing as a legal entity of the type indicated in Exhibit A hereto, in good standing under the laws of the jurisdiction of its incorporation, with corporate (or other legal entity) power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business or the nature or location of their properties requires such qualification; except where the failure to be so qualified or to be in good standing could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business or management of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the extent shown in Exhibit A hereto, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. None of the Subsidiaries other than OYO Geo Space Canada, Inc., an Alberta corporation, and OYO-GEO Impulse International, LLC, a Russian limited liability company (collectively, the "Significant Subsidiaries"), is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

        The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and such shares were not issued in violation of or subject to any preemptive rights of shareholders or other rights to acquire shares of capital stock of the Company, which have not been satisfied or waived. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any security of the Company.

        All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. Immediately after the sale of the Shares to the Underwriters, no shares of Preferred Stock of the Company shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of Preferred Stock of the Company. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

        The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company.

        The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation, in all material respects, of results for such periods have been made. The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement presents fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information, if any, included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with U.S. generally accepted accounting principles, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof have been made in accordance with U.S. generally accepted accounting principles.

        Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

        PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations.

        There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened to which the Company or any of the Subsidiaries is a party, or to which any of them or their property is subject, before any court or administrative agency or other governmental authority which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

        No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers that, in the case of any of the foregoing, could reasonably be expected to have a Material Adverse Effect.

        Except as described in the Prospectus, the Company and the Subsidiaries have good and indefeasible title to all real property and good and marketable title to all other properties and assets reflected in the financial statements (or as described in the Registration Statement) which are described in the Registration Statement or the Prospectus as owned by them, subject to no security interest, lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries have valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement and the Prospectus for all of the properties and assets, real or personal, described in the Registration Statement or the Prospectus as leased by them, in each case free and clear of any security interest, lien, mortgage, pledge, charge or encumbrance of any kind except those described in the Prospectus and those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns when due and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

        Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change in the Company's business, properties, financial condition or operations or any development involving a prospective change in any of the foregoing which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is presently contemplated by the Company and that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company's financial statements included in the Registration Statement and the Prospectus.

        Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate or Articles of Incorporation ("Charter") or By-Laws, or comparable documents, or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it is bound, or to which any of its properties is subject, and which violation or default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or to which any of their properties is subject, or of the Charter or By-Laws of the Company or any of the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company, the Subsidiaries or any of their properties.

        Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate their respective properties in the manner described in the Prospectus. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit.

        To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

        Neither the Company, nor to the Company's knowledge, any of its affiliates, has taken or plans to take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in or constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares by the Selling Stockholder, will be an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder.

        The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, operations, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

        The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

        Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

        Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

        Neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, "Environmental Laws"), except any such violations which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

        No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for any federal or state office in the United States or any foreign country by the Company, any Subsidiary, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person, in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977 (the "FPCA"). Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FPCA; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

        The Company and each of the Subsidiaries owns, licenses, or otherwise has rights in all Unites States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property"). Except as specifically described in the Registration Statement or the Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company's knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's or any Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the Subsidiaries, or any of the Company's or its Subsidiaries' products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate the development or commercialization of its products, product candidates, or services described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim; (vi) to the Company's knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; (vii) there is no prior art or public or commercial activity of which the Company is aware that may render any patent held by the Company or any of the Subsidiaries invalid or any patent application held by the Company or any of the Subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (viii) neither Company nor its Subsidiaries have committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company's knowledge, is being used by the Company in violation of the rights of any person or third party. The Company knows of no infringement or misappropriation by others of Intellectual Property. Schedule II lists all of the issued patents in which the Company or any of the Subsidiaries has rights.

        The conduct of business by the Company and each of the Subsidiaries complies, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, (a) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (b) licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws which failure could reasonably be expected to have a Material Adverse Effect.

        The information contained in the Registration Statement and the Prospectus regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein.

    Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

    Representations and Warranties relating to the Selling Stockholder.

    The Selling Stockholder represents and warrants to each of the Underwriters as follows:

        The Selling Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

        The Selling Stockholder is, and at the Closing Date and the Option Closing Date, if any, will be the record and beneficial owner of the Shares free and clear of all liens, encumbrances, equities or claims and has duly endorsed such securities in blank. The Selling Stockholder has, and at the Closing Date and the Option Closing Date, if any, will have, full right, power and authority to hold, sell, transfer and deliver the Shares. Upon the delivery to the Depository Trust Company ("DTC") or its agent of the Shares registered in the name of Cede & Co., as nominee for DTC, the crediting by DTC of the Shares to the securities accounts of the several Underwriters with DTC, and the payment of the purchase price for the Shares pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has any notice of any "adverse claim" (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("NYUCC")), each of the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the NYUCC) in respect of the Shares purchased by such Underwriter, free of any adverse claim.

        The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder, and constitutes a valid, legal, and binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of the Selling Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its properties are subject, or of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

        The Selling Stockholder has not taken, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

        The information pertaining to the Selling Stockholder under the caption "Selling Stockholder" in the Prospectus is complete and accurate in all material respects.

        Other than as contemplated by this Agreement, the Selling Stockholder has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

        No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or in any foreign country by the Selling Stockholder, by any of its officers, directors, employees or agents or, to the knowledge of the Selling Stockholder, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations, including the FCPA. Neither the Selling Stockholder, nor, to the best knowledge of the Selling Stockholder, any director, officer, agent, employee or other person associated with or acting on behalf of the Selling Stockholder or any Subsidiary of the Selling Stockholder, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary of the Company.

    Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter and shall be deemed to be a part of this Section 2 and incorporated herein by this reference.

    Purchase, Sale and Delivery of the Firm Shares.

        On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $17.39 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 11 hereof.

        The Selling Stockholder specifically agrees that the Firm Shares and any Option Shares to be sold by the Selling Stockholder are subject to the interests of the Underwriters hereunder, and that the obligations of the Selling Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation including the Company or the Underwriters) or by operation of law (including the dissolution of the Selling Stockholder) or by the occurrence of any other event or events, except as set forth in this Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares or the Option Shares hereunder, certificates for the Firm Shares or the Options Shares, as the case may be, shall be delivered by or on behalf the Selling Stockholder in accordance with the terms and conditions of this Agreement as if such event has not occurred.

        Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Stockholder against delivery of certificates therefor to the Underwriters for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Underwriters request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Underwriters at least one business day prior to the Closing Date.

        In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you to the Company and the Selling Stockholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Selling Stockholder for the Option Shares against delivery of certificates therefor through the facilities of the Depository Trust Company, New York, New York.

    Offering by the Underwriters.

    It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Underwriters deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

    It is further understood that you will act as the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the other Underwriter.

    Covenants of the Company.

    The Company covenants and agrees with the several Underwriters that:

        The Company will (i) use its reasonable best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

        The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

        The Company will advise the Underwriters promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission on the Registration Statement or any post-effective amendment thereto; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        The Company will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares, but in no event more than 9 months after the date hereof.

        The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriters may reasonably request.

        The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

        The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

        Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any quarter subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation; provided, that this provision will not restrict the Company from awarding options to purchase its Common Stock pursuant to employee benefit plans as described in the Prospectus or the exercise of options under such plans. The 90-day restricted period will be extended if (i) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The Company will use its best efforts to list the Shares on The Nasdaq Stock Market.

        The Company has caused each officer and director to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for shares of Common Stock or derivative of shares of Common Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation ("Lockup Agreements"). The 90-day restricted period will be extended if (i) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

    Covenants of the Selling Stockholder.

    The Selling Stockholder covenants and agrees with the several Underwriters that:

        No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Stockholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Stockholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Selling Stockholder otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation. The 90-day restricted period will be extended if (i) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

        The Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

    Costs and Expenses.

    The Selling Stockholder will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters' Selling Memorandum and the Underwriters' Invitation Letter, if any, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market, if any; and the expenses, including the fees and disbursements of counsel for the Underwriters incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Stockholder.

    The Selling Stockholder shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) associated with this Agreement except that, if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Underwriters pursuant to Section 13 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Selling Stockholder shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Selling Stockholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

    Conditions of Obligations of the Underwriters.

    The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder that are required to have been performed on or before such date and to the following additional conditions:

        The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the sale of the Shares.

        The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, the opinions of Fulbright & Jaworski L.L.P., counsel for the Company and the Selling Stockholder, each dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Andrews Kurth LLP, counsel for the Underwriters) to the effect that:

          The Selling Stockholder has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas with corporate power and authority to enter into this Agreement and to perform its obligations hereunder; the Selling Stockholder is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect;

          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries which is organized under the laws of the State of Texas or the State of Delaware has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with corporate, limited partnership or limited liability company, as applicable, power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries which is organized under the laws of the State of Texas or the State of Delaware is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries which is organized under the laws of the State of Texas or the State of Delaware have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or any of the Subsidiaries.

          The Company has authorized and outstanding capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus; the authorized shares of the Company's Common Stock have been duly authorized; the outstanding shares of the Company's Common Stock, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform, in all material respects, to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form and such Shares have not been issued in violation of or subject to any preemptive or similar rights of shareholders arising under the Company's Restated Certificate of Incorporation, Bylaws or the Delaware General Corporation Law or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any shares of Common Stock, with respect to any of the Shares or the sale thereof.

          Except as described in, or contemplated by the Prospectus, to the knowledge of such counsel, except for options granted under the Company's stock option plans in the ordinary course of business, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Selling Stockholder to sell to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

          The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

          The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein. The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

          The statements under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of matters of law or the Company's Restated Certificate of Incorporation or Bylaws, accurately summarize in all material respects such documents and legal matters.

          Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are accurately summarized in all material respects.

          Such counsel knows of no legal or governmental proceedings pending or threatened to which the Company, any of the Subsidiaries or the Selling Stockholder is a party, by which any of them are bound or to which any of their properties are subject which are required to be disclosed in the Prospectus and which are not so disclosed.

          The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Company or the Selling Stockholder, or any agreement or instrument known to such counsel to which the Company, any of the U.S. Subsidiaries or the Selling Stockholder is a party or by which the Company, any of the U.S. Subsidiaries or the Selling Stockholder may be bound.

          This Agreement has been duly authorized, executed and delivered by the Company.

          No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated by the Company or the Selling Stockholder (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

          Neither the Company nor the Selling Stockholder is, and neither of them will become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom, required to register as an investment company under the Investment Company Act of 1940.

          This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholder.

          The Selling Stockholder has full legal right, power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the Shares.

          Upon the delivery to DTC or its agent of the certificate or certificates representing the Shares, registered in the name of Cede & Co., as nominee for DTC, the crediting by DTC of the Shares to the securities accounts of the several Underwriters with DTC, and the payment of the purchase price for the Shares pursuant to this Agreement, and assuming that neither DTC nor any such Underwriter has notice of any "adverse claim" within the meaning of Section 8-105 of the NUYCC, each of the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the NYUCC) in respect of the Shares purchased by such Underwriter, free of any adverse claim.

        In rendering such opinion, Fulbright & Jaworski L.L.P. may state that they express no opinion as to the laws of any other jurisdiction other than Federal law, the laws of the State of Texas, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and applicable provisions of the NYUCC. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act, if applicable) and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein). With respect to such statement, Fulbright & Jaworski L.L.P. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, including any statistical information, except to the extent set forth in paragraphs (iii) and (vii) above.

        The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the valid existence and good standing of the Company and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

        The Underwriters shall have received at or prior to the Closing Date from Andrews Kurth LLP a memorandum or summary, in form and substance satisfactory to the Underwriters, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably have designated to the Company.

        You shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

        The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company's Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally certifies as follows:

          The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

          The representations and warranties relating to the Company contained in Section 1 hereof are true and correct as of such date;

          The covenants, agreements and obligations required to be performed by the Company at or prior to such date have been performed;

          All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

          They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

          Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

        The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Selling Stockholder's President to the effect that, as of the Closing Date or the Option Closing Date, if any, such officer represents as follows:

          The representations and warranties relating to the Company contained in Section 1 hereof are true and correct as of such date;

          The representations and warranties relating to the Selling Stockholder contained in Section 2 hereof are true and correct as of such date; and

          The covenants, agreements and obligations required to be performed by the Selling Stockholder at or prior to such date have been performed.

        The Company and the Selling Stockholder shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

        The Firm Shares and Option Shares, if any, have been approved for designation on The Nasdaq Stock Market.

        The Lockup Agreements described in Section 5(k) shall have been entered into and be in full force and effect.

        The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Fraser Milner Casgrain LLP, special Alberta counsel for the Company, each dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters to the effect that (i) OYO Geo Space Canada, Inc. has been duly amalgamated and is validly existing as a corporation under the laws of the Province of Alberta, with corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted; (ii) OYO Geo Space Canada, Inc. is duly qualified to transact business in Alberta; and the outstanding common shares in the capital of OYO Geo Space Canada, Inc. have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Geospace Technologies, LP, a Texas limited partnership, and no other shares in the capital of OYO Geo Space Canada, Inc. are outstanding.

    The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriters and to Andrews Kurth LLP, counsel for the Underwriters.

    If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters. In such event, the Company, the Selling Stockholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

    Conditions of the Obligations of the Selling Stockholder.

    The obligations of the Selling Stockholder to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

    Indemnification.

        Each of the Company and the Selling Stockholder jointly and severally agrees:

          to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (3) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (1) or (2) above (provided, however, that the Company shall not be liable under this clause (3) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof; and

          to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any loss, claim, damage or liability, action or proceeding described in paragraph (a) above or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

        Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Stockholder and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriters specifically for use in the preparation thereof.

        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 10(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

        It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and by the Company and the Selling Stockholder in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

        In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

    Default by Underwriters.

    If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Stockholder), you shall use your reasonable efforts to procure within 36 hours thereafter the other Underwriter, or any others, to purchase from the Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter failed to purchase. If during such 36 hours you shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriter shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which it is obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholder or you will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriter or of the Company or of the Selling Stockholder except to the extent provided in Section 10 hereof. In the event of a default by any Underwriter, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    Notices.

    All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

    if to the Underwriters, to RBC Capital Markets Corporation

    c/o RBC Capital Markets

    One Liberty Plaza, 165 Broadway

    New York, NY 10006-1404

    Attention: Joe Morea

    Syndicate Director

    Fax: (212) 428-6260

    if to the Company, to OYO Geospace Corporation

    7007 Pinemont Drive

    Houston, TX 77040

    Attention: Mr. Gary D. Owens

    Chief Executive Officer

    Fax: (713) 986-4445

    if to the Selling

    Stockholder, to OYO Corporation U.S.A.

    245 Carmelo Avenue, Suite 101

    Pasadena, California 91107

    Attention: Katshuhiko Kobayashi

    President

    Fax: (626) 793-1536

    Termination.

        This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective change, which (A) in the reasonable discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied), has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in (A) the absolute discretion of any group of Underwriters (which may include RBC Capital Markets Corporation) that has agreed to purchase in the aggregate at least 50% of the Firm Shares, as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, or (B) in the absolute discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied), make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

        as provided in Sections 8 and 11 of this Agreement.

    Successors.

    This Agreement has been and is made solely for the benefit of the Company, the Selling Stockholder and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

    Information Provided by Underwriters.

    The Company, the Selling Stockholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained under the last paragraph under the heading "Commissions and Expenses" and "Stabilization, Short Positions and Penalty Bids" under the caption "Underwriting" in the Prospectus.

    Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

OYO GEOSPACE CORPORATION

By:

Gary D. Owens

Chief Executive Officer

OYO CORPORATION U.S.A.

By:

Katshuhiko Kobayashi

President

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

SIMMONS & COMPANY INTERNATIONAL

By: RBC Capital Markets Corporation

By:

Name:

Title:

By: Simmons & Company International

By:

Name:

Title:

SCHEDULE I

Schedule of Underwriters

Number of Firm Shares

Underwriter to be Purchased

RBC Capital Markets Corporation 812,500

Simmons & Company International 437,500

Total 1,250,000